Exhibit 2

NISSIN CO., LTD.(8571)
Monthly Data for June, 2003
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

ACCOUNTS

							comparison
			change from			change from	with
	2002/6	% of total	2002/5	2003/6	% of total	2003/5	estimate	% of 2002/6

Consumer loans	124,944	65.32%	(224)	103,118	57.46%	(1,154)	129	82.53%
Consumer loans (other than VIP loans)	113,952	59.58%	(346)	91,177	50.81%	(1,324)	31	80.01%
VIP loans	10,992	5.75%	122	11,941	6.65%	170	98	108.63%
Wide loans	33,084	17.30%	246	36,905	20.56%	29	(425)	111.55%
Small business owner loans & Business Timely loans	32,867	17.18%	698	39,115	21.80%	418	(274)	119.01%
Small business owner loans	18,629	9.74%	448	24,281	13.53%	263	(118)	130.34%
Business Timely loans	14,238	7.44%	250	14,834	8.27%	155	(156)	104.19%
Notes receivable	19	0.01%	0	18	0.01%	(10)	(10)	94.74%
Secured loans	359	0.19%	(9)	301	0.17%	(6)	(6)	83.84%
Total number of accounts	191,273	100.00%	711	179,457	100.00%	(723)	(586)	93.82%

LOANS OUTSTANDING

(Unit : amounts in thousands of yen)
							comparison
			change from			change from	with
	2002/6	% of total	2002/5	2003/6	% of total	2003/5	estimate	% of 2002/6

Consumer loans	46,492,582	28.61%	74,816	39,889,333	22.44%	(379,444)	(104,799)	85.80%
Consumer loans (other than VIP loans)	37,249,156	22.92%	(23,490)	29,963,871	16.86%	(488,843)	(150,557)	80.44%
VIP loans	9,243,425	5.69%	98,307	9,925,462	5.58%	109,398	45,757	107.38%
Wide loans	57,245,686	35.23%	534,754	63,709,664	35.84%	(397,943)	(1,237,501)	111.29%
Small business owner loans & Business Timely loans	57,462,619	35.36%	1,450,066	72,648,648	40.87%	386,254	(963,476)	126.43%
Small business owner loans	40,482,284	24.91%	1,220,607	55,168,041	31.03%	284,554	(728,119)	136.28%
Business Timely loans	16,980,334	10.45%	229,458	17,480,606	9.83%	101,699	(235,358)	102.95%
Notes receivable	10,582	0.01%	(2,293)	11,045	0.01%	(5,200)	(4,925)	104.38%
Secured loans	1,280,803	0.79%	(67,466)	1,508,342	0.85%	(34,687)	(9,037)	117.77%
Total loans outstanding	162,492,274	100.00%	1,989,877	177,767,034	100.00%	(431,021)	(2,319,739)	109.40%

*There are 70 branches after closing 3 branches, opening 1 new branches, since April 2003.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2004)

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans *1
Applications	2,735	3,010	3,372										9,117
Approvals	683	678	726										2,087
Ratio of approval	24.97%	22.52%	21.53%										22.89%
VIP loans
Applications	238	285	307										830
Approvals	217	272	287										776
Ratio of approval	91.18%	95.44%	93.49%										93.49%
Wide loans
Applications	1,022	1,169	929										3,120
Approvals	816	904	775										2,495
Ratio of approval	79.84%	77.33%	83.42%										79.97%
Small business owner loans
Applications	660	675	661										1,996
Approvals	578	579	581										1,738
Ratio of approval	87.58%	85.78%	87.90%										87.07%
Business Timely loans
Applications	1,136	1,253	1,666										4,055
Approvals *2	473	600	772										1,845
Ratio of approval	41.64%	47.89%	46.34%										45.50%
Notes receivable
Applications	10	8	2										20
Approvals	5	8	2										15
Ratio of approval	50.00%	100.00%	100.00%										75.00%
Secured loans
Applications	5	5	10										20
Approvals	3	4	5										12
Ratio of approval	60.00%	80.00%	50.00%										60.00%

*1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

*2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

(Unit : amounts in yen)

As of June 30, 2001
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,182,510,702	4.85	500,094,044	1.11	367,725,635	0.82	475,713,643	1.06	1,343,533,322	2.99	44,982,523,584
Wide loans	2,478,344,577	5.08	427,260,242	0.88	254,164,928	0.52	642,108,138	1.32	1,323,533,308	2.71	48,815,451,697
Small business owner loans	2,394,029,634	8.16	335,582,397	1.14	238,817,753	0.81	753,902,825	2.57	1,328,302,975	4.53	29,351,114,671
Business Timely loans	254,748,510	2.67	40,273,602	0.42	49,688,797	0.52	63,695,049	0.67	153,657,448	1.61	9,535,729,830
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	36,875,622
Real estate-backed loans	238,421,680	14.39	58,051,416	3.50	8,033,957	0.48	118,061,381	7.13	184,146,754	11.12	1,656,644,149
Security-backed loans	6,806,774	34.30	0	0.00	0	0.00	6,806,774	34.30	6,806,774	34.30	19,842,338

Total	7,554,861,877	5.62	1,361,261,701	1.01	918,431,070	0.68	2,060,287,810	1.53	4,339,980,581	3.23	134,398,181,891

(Unit : amounts in yen)

As of June 30, 2002
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,589,916,502	5.57	624,995,074	1.34	401,600,807	0.86	551,219,171	1.19	1,577,815,052	3.39	46,492,582,834
Wide loans	3,352,109,588	5.86	423,180,217	0.74	310,202,912	0.54	852,624,994	1.49	1,586,008,123	2.77	57,245,686,552
Small business owner loans	3,132,740,266	7.74	323,573,262	0.80	239,136,899	0.59	860,086,352	2.12	1,422,796,513	3.51	40,482,284,470
Business Timely loans	621,769,763	3.66	138,801,405	0.82	92,203,240	0.54	194,514,371	1.15	425,519,016	2.51	16,980,334,763
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,582,725
Real estate-backed loans	246,992,796	19.52	16,539,885	1.31	0	0.00	172,988,600	13.67	189,528,485	14.98	1,265,275,700
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,527,559

Total	9,943,528,915	6.12	1,527,089,843	0.94	1,043,143,858	0.64	2,631,433,488	1.62	5,201,667,189	3.20	162,492,274,603

(Unit : amounts in yen)

As of June 30, 2003
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,358,078,330	5.91	608,200,764	1.52	358,503,969	0.90	550,627,380	1.38	1,517,332,113	3.80	39,889,333,608
Wide loans	4,934,464,930	7.75	560,834,013	0.88	465,211,058	0.73	1,270,523,077	1.99	2,296,568,148	3.60	63,709,664,863
Small business owner loans	5,319,535,241	9.64	489,077,067	0.89	384,333,484	0.70	1,367,720,334	2.48	2,241,130,885	4.06	55,168,041,672
Business Timely loans	782,283,262	4.48	172,143,735	0.98	133,574,474	0.76	219,901,481	1.26	525,619,690	3.01	17,480,606,662
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,045,260
Real estate-backed loans	293,322,137	29.08	4,785,398	0.47	24,405,805	2.42	207,257,579	20.55	236,448,782	23.44	1,008,551,880
Security-backed loans	882,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	499,790,564

Total	13,688,566,764	7.70	1,835,040,977	1.03	1,366,028,790	0.77	3,616,029,851	2.03	6,817,099,618	3.83	177,767,034,509

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of April 30, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,185,902,502	5.38	696,690,609	1.72	409,343,539	1.01	5,883,394	0.01	1,111,917,542	2.74	40,596,020,042
Wide loans	4,832,278,593	7.55	649,421,587	1.01	426,610,914	0.67	879,007,186	1.37	1,955,039,687	3.05	64,029,194,378
Small business owner loans	5,060,892,234	9.31	505,119,941	0.93	454,986,817	0.84	999,227,796	1.84	1,959,334,554	3.60	54,377,417,143
Business Timely loans	619,305,549	3.58	204,907,140	1.18	149,658,724	0.86	4,181,033	0.02	358,746,897	2.07	17,301,936,593
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	14,218,220
Real estate-backed loans	300,696,166	28.51	8,340,782	0.79	19,965,950	1.89	202,686,458	19.22	230,993,190	21.90	1,054,662,986
Security-backed loans	105,027,864	20.88	0	0.00	0	0.00	0	0.00	0	0.00	502,978,976

Total	13,104,102,908	7.37	2,064,480,059	1.16	1,460,565,944	0.82	2,090,985,867	1.18	5,616,031,870	3.16	177,876,428,338

As of May 31, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,349,363,863	5.83	684,485,156	1.70	429,534,589	1.07	304,157,732	0.76	1,418,177,477	3.52	40,268,778,202
Wide loans	5,249,254,177	8.19	540,005,654	0.84	525,978,962	0.82	1,046,674,777	1.63	2,112,659,393	3.30	64,107,607,867
Small business owner loans	5,295,190,322	9.65	418,936,050	0.76	498,145,408	0.91	1,186,152,306	2.16	2,103,233,764	3.83	54,883,486,931
Business Timely loans	745,076,869	4.29	184,433,352	1.06	142,051,893	0.82	125,455,859	0.72	451,941,104	2.60	17,378,907,396
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245,330
Real estate-backed loans	306,025,393	29.36	22,295,366	2.14	16,584,220	1.59	213,909,244	20.53	252,788,830	24.26	1,042,146,317
Security-backed loans	892,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	500,884,063

Total	13,945,803,488	7.83	1,850,155,578	1.04	1,612,295,072	0.90	2,876,349,918	1.61	6,338,800,568	3.56	178,198,056,106

As of June 30, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,358,078,330	5.91	608,200,764	1.52	358,503,969	0.90	550,627,380	1.38	1,517,332,113	3.80	39,889,333,608
Wide loans	4,934,464,930	7.75	560,834,013	0.88	465,211,058	0.73	1,270,523,077	1.99	2,296,568,148	3.60	63,709,664,863
Small business owner loans	5,319,535,241	9.64	489,077,067	0.89	384,333,484	0.70	1,367,720,334	2.48	2,241,130,885	4.06	55,168,041,672
Business Timely loans	782,283,262	4.48	172,143,735	0.98	133,574,474	0.76	219,901,481	1.26	525,619,690	3.01	17,480,606,662
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,045,260
Real estate-backed loans	293,322,137	29.08	4,785,398	0.47	24,405,805	2.42	207,257,579	20.55	236,448,782	23.44	1,008,551,880
Security-backed loans	882,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	499,790,564

Total	13,688,566,764	7.70	1,835,040,977	1.03	1,366,028,790	0.77	3,616,029,851	2.03	6,817,099,618	3.83	177,767,034,509

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6	02/7

Active ratios of Business Timely Accounts	54.9%	54.9%	54.9%	58.3%	58.1%	57.9%	57.1%	57.3%	57.6%	57.9%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4	03/5	03/6

Active ratios of Business Timely Accounts	58.1%	58.0%	57.1%	57.1%	57.2%	57.4%	57.3%	56.7%	55.4%	55.2%	54.7%

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of credit lines
from other	01/10		01/11		01/12		02/1		02/2		02/3		02/4
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	768	53.9%	705	54.5%	567	53.7%	523	57.9%	513	54.2%	456	54.2%	565	55.3%
1	393	27.6%	351	27.1%	287	27.2%	249	27.5%	247	26.1%	248	29.5%	274	26.8%
2	250	17.6%	224	17.3%	196	18.6%	127	14.0%	180	19.0%	133	15.8%	180	17.6%
3	13	0.9%	14	1.1%	5	0.5%	5	0.6%	7	0.7%	4	0.5%	2	0.2%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,424	100.0%	1,294	100.0%	1,055	100.0%	904	100.0%	947	100.0%	841	100.0%	1,021	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/5		02/6		02/7		02/8		02/9		02/10		02/11
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	360	50.7%	296	49.6%	309	49.9%	261	48.3%	227	52.4%	274	50.8%	301	52.3%
1	220	31.0%	178	29.8%	171	27.6%	166	30.7%	124	28.7%	164	30.4%	170	29.5%
2	128	18.0%	119	19.9%	135	21.8%	107	19.9%	78	18.0%	98	18.2%	98	17.0%
3	2	0.3%	4	0.7%	4	0.6%	6	1.1%	4	0.9%	3	0.6%	7	1.2%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	710	100.0%	597	100.0%	619	100.0%	540	100.0%	433	100.0%	539	100.0%	576	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/12		03/1		03/2		03/3		03/4		03/5		03/6		Total
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	217	43.9%	229	51.8%	238	49.7%	177	47.1%	243	51.4%	302	50.3%	393	50.9%	16,107	49.7%
1	157	31.8%	127	28.7%	131	27.3%	126	33.5%	127	26.8%	188	31.3%	211	27.3%	8,740	27.0%
2	116	23.5%	81	18.3%	108	22.5%	73	19.4%	100	21.1%	109	18.2%	162	21.0%	5,836	18.0%
3	4	0.8%	5	1.1%	2	0.4%	0	0.0%	3	0.6%	1	0.2%	6	0.8%	1,299	4.0%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.3%

Total	494	100.0%	442	100.0%	479	100.0%	376	100.0%	473	100.0%	600	100.0%	772	100.0%	32,393	100.0%

*Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

*Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6	02/7

Business Timely/Ratios of Only Users	53.9%	54.5%	53.7%	57.9%	54.2%	54.2%	55.3%	50.7%	49.6%	49.9%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4	03/5	03/6

Business Timely/Ratios of Only Users	48.3%	52.4%	50.8%	52.3%	43.9%	51.8%	49.7%	47.1%	51.4%	50.3%	50.9%

Newly contracted accounts and loan amounts through Tie-up companies

June 2003

					(Unit : amounts in thousands of yen)

	Wide loans		Small business owner loans		Business Timely loans

	Number of		Number of		Number of
	accounts	Loan amounts	accounts	Loan amounts	accounts	Loan amounts

Shinsei Business Finance Co., Ltd	0	0	14	49,000	10	5,690
Sanyo Club Co., Ltd	0	0	25	59,600	20	9,900

Total	0	0	39	108,600	30	15,590

% of total number of new accounts and total amount of newly contracted loans for Nissin	0.00	0.00	6.71	6.57	3.89	1.01
Inter Co., Ltd	0	0	15	36,800	0	0
Shinki Co., Ltd	79	16,400	17	41,300	0	0
Wide Co., Ltd	75	162,500	24	73,000	0	0
Ascot Co., Ltd	0	0	0	0	38	7,500
Others	23	46,600	16	39,400	14	6,150

Total	177	225,500	72	190,500	52	13,650

% of total number of new accounts and total amount of newly contracted loans for Nissin	22.84	13.44	12.39	11.52	6.74	0.88
Total number of new accounts and total amount of newly contracted loans from Tie-up companies	177	225,500	111	299,100	82	29,240
Total number of new accounts and total amount of newly contracted loans for Nissin	775	1,677,820	581	1,654,020	772	1,543,000
% of total number of new accounts and total amount of newly contracted loans for Nissin	22.84	13.44	19.10	18.08	10.62	1.90

*	The number of newly contracted accounts of Business Timely loans includes the number of cardholders, which includes credit lines with zero balances.

Loans Through Principal Alliance Partners — A Three-Month Trend

April 30, 2003	(Unit : amounts in thousands of yen)

	Newly contracted accounts and loan amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Shinsei Business Finance Co., Ltd	5	23,000	8	9,500	26	107,393	16	27,415
Sanyo Club Co., Ltd	19	60,500	10	4,500	281	754,544	142	153,155

Total	24	83,500	18	14,000	307	861,937	158	180,570
Consolidated total for Nissin	578	1,661,220	473	944,000	23,735	54,377,417	14,556	17,301,936
% of consolidated total for Nissin	4.15	5.03	3.81	1.48	1.29	1.59	1.09	1.04

May 31, 2003	(Unit : amounts in thousands of yen)

	Newly contracted accounts and amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Shinsei Business Finance Co., Ltd	6	16,500	11	7,000	32	119,054	19	31,056
Sanyo Club Co., Ltd	24	57,700	13	5,750	299	782,035	140	152,678

Total	30	74,200	24	12,750	331	901,089	159	183,734
Consolidated total for Nissin	579	1,657,100	600	1,200,000	24,018	54,883,486	14,679	17,378,907
% of consolidated total for Nissin	5.18	4.48	4.00	1.06	1.38	1.64	1.08	1.06

June 30, 2003	(Unit : amounts in thousands of yen)

	Newly contracted accounts and amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Shinsei Business Finance Co., Ltd	14	49,000	10	5,690	43	157,191	23	35,486
Sanyo Club Co., Ltd	25	59,600	20	9,900	317	817,616	149	159,845

Total	39	108,600	30	15,590	360	974,807	172	195,331
Consolidated total for Nissin	581	1,654,020	772	1,543,000	24,281	55,168,041	14,834	17,480,606
% of consolidated total for Nissin	6.71	6.57	3.89	1.01	1.48	1.77	1.16	1.12

* The number of newly contracted accounts of Business Timely loans includes the number of cardholders, which includes credit lines with zero balances.

Applications and Approval through Ascot Co., Ltd.

(Unit : amounts in thousands of yen)

		Details of contracts made monthly					Lending circumstances

										Advances under new
		New accounts						Additional advances under		contracts to current or
		contracted				Initial loan contracts		existing loan contracts		past borrowers

			Cards with
FY2003	Applications		zero balance	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	265	25	14	11	9,000	15	10,320	114	19,995	13	10,560
May	303	37	20	17	12,500	9	5,600	108	14,282	13	10,200
June	323	38	29	9	75,000	17	11,630	124	22,941	13	13,450
July
August
September
October
November
December
January
February
March

TOTAL	891	100	63	37	96,500	41	27,550	346	57,218	39	34,210

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total Lending		Total Loans Outstanding

FY2003	Accounts	Amounts	Accounts	Amounts

April	153	49,875	1,171	784,951
May	147	42,582	1,192	784,646
June	163	55,521	1,203	801,932
July
August
September
October
November
December
January
February
March

TOTAL	463	147,978

*	The total loans outstanding include contracted consumer loans.

*	The referral relationship with Ascot Co., Ltd. started in May 2001.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,418	118	629	2,165	88	19	4	111	251,250	3,125	5,005,269
May	2,022	150	596	2,768	116	25	3	144	341,500	3,219	5,220,837
Jun	1,698	187	477	2,362	79	17	0	96	205,300	3,264	5,293,619
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	5,138	455	1,702	7,295	283	61	7	351	798,050

* The referral relationship with Shinki Co., Ltd. started in July 2001.

Loans acquired through Wide Co., Ltd

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	Loans	owner loans	Others	TOTAL	Loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,296	191	93	1,580	51	12	0	63	141,710	1,046	1,923,340
May	1,587	186	335	2,108	66	20	1	87	201,500	1,120	2,086,910
Jun	1,499	176	433	2,108	75	24	1	100	235,600	1,192	2,258,533
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	4,382	553	861	5,796	192	56	2	250	578,810

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	165	3	6	174	19	10	3	32	66,300	602	971,181
May	200	4	14	218	24	13	8	45	66,650	619	999,032
Jun	200	28	41	269	25	20	14	59	74,900	656	1,048,036
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	565	35	61	661	68	43	25	136	207,850

*  The referral relationship with Sanyo Club Co., Ltd. started in April 2002.

Loans acquired through Inter Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	187	0	99	286	18	0	4	22	62,300	246	566,741
May	185	0	75	260	15	0	2	17	44,500	261	601,001
Jun	146	0	64	210	15	0	1	16	38,800	276	629,431
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	518	0	238	756	48	0	7	55	145,600

*  The referral relationship with Inter Co., Ltd. started in February 2002.

Applications and Approvals Through Tie-up Companies (III)

Loans acquired through Shinsei Business Finance Co., Ltd.

									(Unit : amounts in thousands of yen)
		Screening Accounts				Contracted Accounts
										Amount of	Total Loans Outstanding
		Small business	Business			Small business	Business			contracted
FY2003	Applications	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	65	6	8	0	14	5	8	0	13	32,500	42	134,809
May	98	7	11	1	19	6	11	0	17	23,500	51	150,110
Jun	36	12	6	0	18	14	10	0	24	54,690	66	192,677
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	199	25	25	1	51	25	29	0	54	110,690

*	The referral relationship with Shinsei Business Finance Co., Ltd. started in February, 2003.

Funding Diversification

(1) Changes in borrowings

(Unit : amounts in millions of yen , %)
	Jun 2003		Mar 2003		Jun 2002

	amount	ratio	amount	ratio	amount	ratio

Banks	69,666	47.73	68,704	45.08	61,632	46.00
Life insurance	168	0.12	200	0.13	346	0.26
Non-life insurance	2,025	1.39	2,327	1.53	1,478	1.10
Others	28,584	19.58	33,688	22.11	22,018	16.44

Indirect	100,443	68.81	104,920	68.85	85,476	63.80
Direct	45,522	31.19	47,474	31.15	48,500	36.20

Total	145,965	100.00	152,394	100.00	133,976	100.00

(2) Trends in interest rates on borrowing

		(%)
	Jun/03	Mar/03	Jun/02

Banks	2.36	2.38	2.56
Life insurance	2.09	2.34	2.77
Non-life insurance	2.82	2.79	3.49
Others	2.44	2.51	2.86

Indirect	2.39	2.43	2.66
Direct	2.21	2.31	2.65

Total	2.34	2.39	2.62

		(%)
	Jun/03	Mar/03	Jun/02

Short-term	1.45	1.68	2.29
Long-term	2.39	2.40	2.66

(3) Breakdown of borrowing by period

(Unit : amounts in millions of yen , %)
	Jun 2003		Mar 2003		Jun 2002

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	4,900	3.36	5,500	3.61	1,400	1.10

Long-term loan within 1 year	60,622	41.53	54,666	35.87	51,691	40.43
Long-term loan over 1 year	80,443	55.11	92,228	60.52	74,762	58.48
Total of long-term	141,065	96.64	146,894	96.39	126,453	98.90

Total	145,965	100.00	152,394	100.00	127,853	100.00